      As filed with the Securities and Exchange Commission on June 22,2000
                                                          Registration No.  333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ___________________________________
                                    FORM S-8
                          REGISTRATION STATEMENT Under
                           THE SECURITIES ACT OF 1933
                      ___________________________________

                           DOW JONES & COMPANY, INC.

             (Exact name of Registrant as specified in its charter)


   Delaware                       200 Liberty Street            13-5034940
(State or other                New York, New York 10281      (I.R.S. Employer
 jurisdiction                        (212) 416-2000          Identification No.)
of incorporation or     (Address, including zip code, and
 organization)        telephone number, including area code,
                   of registrant's principal executive offices)
                             _______________________

                  DOW JONES REUTERS BUSINESS INTERACTIVE, LLC
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                Jerome H. Bailey
                           Dow Jones & Company, Inc.
                               200 Liberty Street
                            New York, New York 10281
                             Phone: (212) 416-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    Proposed Maximum         Proposed Maximum
            Title of Securities                 Amount to be       Offering Price Per           Aggregate             Amount of
             to be Registered                  Registered (1)           Share(2)            Offering Price(2)      Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share        500,000 shares          $73.40625               $36,703,125              $9,690
===================================================================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").
(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) of the Securities Act, the registration fee is based upon the average of the high and low prices of the registrant's common stock as reported on the New York Stock Exchange Composite Tape on June 16, 2000.

                                EXPLANATORY NOTE

This Form S-8 Registration Statement relates to 500,000 shares of common stock, par value $1.00 per share, of Dow Jones & Company, Inc., which may be issued under the Dow Jones Reuters Business Interactive, LLC ("DJRBI") 2000 Employee Stock Purchase Plan (the "Plan"). Under the Plan, employees of DJRBI shall be entitled to purchase shares of common stock of the Company through voluntary payroll deductions. DJRBI (Factiva) is a 50-50 joint venture with Reuters Group Plc.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement. Information in this Registration Statement may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     (1) The Annual Report on Form 10-K of Dow Jones for the year ended December 31, 1999.

     (2) The Quarterly Report on Form 10-Q of Dow Jones for the quarter ended March 31, 2000.

     (3) The description of the common stock of Dow Jones, contained in the registration statement on Form 8-A under the Exchange Act, filed June 17, 1976, and the description of the Class B Common Stock of Dow Jones, par value $1.00 per share, contained in a registration statement on Form 8-A under the Exchange Act, filed April 28, 1987.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

          Peter G. Skinner, Esq., Executive Vice President, General Counsel and Secretary of Dow Jones will issue an opinion as to the legality of the common stock offered under this Registration Statement. Mr. Skinner holds approximately 19,927 shares of Dow Jones common stock and stock options to acquire 103,400 shares of Dow Jones common stock, of which 69,634 are currently vested.

     The consolidated financial statements and related financial statement schedule included or incorporated by reference in Dow Jones' Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants, whose reports thereon are incorporated by reference in this registration statement. These financial statements and schedule are incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, given upon their authority as experts in auditing and accounting. The consolidated financial statements of Dow Jones and its subsidiaries for each future fiscal year, and the report of Dow Jones' independent accountants retained for such fiscal year, will be incorporated by reference in this registration statement, so long as the accountants have consented to the use of their reports thereon, in reliance upon the authority of the accountants as experts in auditing and accounting.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, employees and agents prosecuted in a criminal action or sued in a civil action or proceeding, including, under certain circumstances, suits by or in the right of Dow Jones, for any expenses, including attorneys' fees, or any liabilities which may be incurred in consequence of such action or proceeding, under the conditions stated in that section.

     Section 32 of Dow Jones' bylaws provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

     Dow Jones maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of Dow Jones and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and Dow Jones' bylaws.

Item 7. Exemption From Registration Claimed.

          Not Applicable.

Item 8. Exhibits

Exhibit No.              Description of Exhibit
----------               ----------------------

3.1 The Restated Certificate of Incorporation of Dow Jones, as amended as of April 25, 1989, is hereby incorporated by reference to Exhibit 10.15 to its Form 10-Q for the quarter ended June 30, 1999.

3.2 The By-laws of Dow Jones, as restated as of May 17, 1989, are hereby incorporated by reference to Exhibit
                         10.16 to its Form 10-Q for the quarter ended June 30, 1999.

5                        Opinion of Peter G. Skinner, Esq.

23.1                     Consent of Peter G. Skinner, Esq. (included in Exhibit
                         5)

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

24                       Power of Attorney (included in signature pages hereto).

Item 9. Undertakings.

     Dow Jones hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dow Jones certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 22, 2000.

                              DOW JONES & COMPANY, INC.


                              By: /s/ Raymond Baumkirchner
                                  ------------------------
                                  Raymond Baumkirchner, Vice President/Finance
                                  (Chief Accounting Officer)


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Kann and Peter G. Skinner and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statements pursuant to Instruction E to Form S-8 and any and all documents in connection therewith, and to file the same, with all exhibits, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signature                       Title                            Date
---------                       -----                            ----

 /s/ Peter R. Kann              Chief Executive Officer and      June 22, 2000
------------------------------  Director (principal executive
Peter R. Kann                   officer)

 /s/ Jerome H. Bailey           Executive Vice President and     June 22, 2000
------------------------------  Chief Financial Officer
Jerome H. Bailey                (principal financial officer)


 /s/ Raymond Baumkirchner       Vice President/Finance           June 22, 2000
------------------------------  (principal accounting officer)
Raymond Baumkirchner

 /s/ Rand V. Araskog            Director                         June 22, 2000
------------------------------
Rand V. Araskog

 /s/  Christopher Bancroft      Director                         June 22, 2000
------------------------------
Christopher Bancroft

 /s/  William C. Cox, Jr.       Director                         June 22, 2000
------------------------------
William C. Cox, Jr.

 /s/  Harvey Golub              Director                         June 22, 2000
------------------------------
Harvey Golub

 /s/   Roy A. Hammer            Director                         June 22, 2000
------------------------------
Roy A. Hammer

 /s/  Leslie Hill               Director                         June 22, 2000
------------------------------
Leslie Hill

 /s/  Irvine O. Hockaday, Jr.   Director                         June 22, 2000
------------------------------
Irvine O. Hockaday, Jr.

 /s/  Vernon E. Jordan, Jr.     Director                         June 22, 2000
------------------------------
Vernon E. Jordan, Jr.

                                Director                         June 22, 2000
------------------------------
David K. P. Li

 /s/ M. Peter McPherson         Director                         June 22, 2000
------------------------------
M. Peter McPherson

 /s/ Frank N. Newman            Director                         June 22, 2000
------------------------------
Frank N. Newman

 /s/ James H. Ottaway, Jr.      Director                         June 22, 2000
------------------------------
James H. Ottaway, Jr.

                                Director                         June 22, 2000
------------------------------
William C. Steere, Jr.

                                 EXHIBIT INDEX


Exhibit No.                 Description of Exhibit
-----------                 ----------------------

3.1 The Restated Certificate of Incorporation of Dow Jones, as amended as of April 25, 1989, is hereby incorporated by reference to Exhibit 10.15 to its Form 10-Q for the quarter ended June 30, 1999.

3.2 The By-laws of Dow Jones, as restated as of May 17, 1989, are hereby incorporated by reference to
                            Exhibit 10.16 to its Form 10-Q for the quarter ended June 30, 1999.

5                           Opinion of Peter G. Skinner, Esq.

23.1                        Consent of Peter G. Skinner, Esq. (included in
                            Exhibit 5)

23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

24 Power of Attorney (included in signature pages hereto).